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                                                                    EXHIBIT 23.1

       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

            We have issued our reports dated March 30, 2005, accompanying the consolidated financial statements and schedule, and management's assessment of internal control over financial reporting. Both reports are included in the Annual Report of Stonepath Group, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Stonepath Group, Inc. and subsidiaries on Forms S-3 (File No. 333-112609, effective February 9, 2004; File No. 333-110231, effective November 4, 2003; File No. 333-108605, effective September 8, 2003; File No. 333-104228, effective April 1, 2003; File No. 333-91240, effective June 26, 2002; and File No. 333-64452, effective July 2, 2001), and the Registration Statements on Forms S-8 (File No. 333-113052, effective February 24, 2004; File No. 333-109249, effective September 29, 2003; File No. 333-103439, effective February 25, 2003; and File No. 333-74918, effective December 11, 2001).


/s/ GRANT THORNTON LLP

March 30, 2005


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